Exhibit 99

                                                                  April 27, 2007

For Release:  Immediately
Contact:      Investors:   Stacey A. Renner, (845) 486-5730
              News Media:  Denise D. VanBuren, (845) 471-8323

               CH Energy Group Posts Strong First Quarter Earnings

(Poughkeepsie, NY) CH Energy Group (NYSE:CHG) earnings during the first quarter of 2007 climbed by 19 percent as compared to the same quarter of last year. Earnings per share for the first three months of 2007 totaled $1.38, versus $1.16 during the first quarter of 2006. As a result of the improved earnings, guidance for 2007 has been revised upward, with total earnings per share projected to be $2.55 to $2.80.

      "We are particularly encouraged that 17 cents, or about 77 percent, of the increase in 2007 quarterly earnings came from our Central Hudson Enterprises Corporation businesses, with about 13 cents stemming from Griffith Energy Services, Inc., our fuel distribution businesses, and another 4 cents derived from our portfolio of renewable energy projects," said Steven V. Lant, Chairman of the Board, President and C.E.O. "These results reflect our efforts to profitably invest in the competitive energy markets and to improve the operational effectiveness of the investments that we own or in which we partner."

      Lant outlined results per business segment:

Central Hudson Gas & Electric Corporation:

      Calmer weather and higher rates for delivering electricity and natural gas were the prime factors that improved earnings within utility subsidiary Central Hudson Gas & Electric Corporation, which contributed 83 cents during the quarter -- an increase of 2 cents over the same period of 2006. A decline in storms during the period reduced expenses associated with restoring electric service, and increased revenues stemming from a rate order issued last year contributed 18 cents to quarterly earnings. "We also saw a softening in the conservation trend that had been evidenced by our customers and actually saw an increase in weather-normalized sales growth during the period," Lant said.

      Lant said it is now expected that Central Hudson will contribute between $1.90 and $2.00 to annual earnings, an increase of 10 cents from the earlier projection, reflecting the colder-than-normal weather in February and March 2007 that offset the negative impacts resulting from the warm weather experienced in December 2006 and January 2007.

Griffith Energy Services, Inc.

      "Well-timed oil company acquisitions added an estimated 6 cents per share during the quarter, and increased margins on petroleum sales and services added another 9 cents, as compared to last year's results within Griffith," Lant said, noting that Griffith earned 40 cents during the first quarter, up from 27 cents during the first three months of 2006. "The colder weather during the quarter also had a positive impact on Griffith's performance," he said.

      In all, 12 acquisitions have been made since the first quarter of 2006, expanding Griffith's customer count by 19 percent to more than 100,000 as it increased its market share and entered a new market in Rhode Island.

      As a result of the segment's strong quarterly performance, the Company has increased its estimates of annual earnings from Griffith by 5 cents to a total of between 25 and 30 cents.

Other Businesses & Investments

      Quarterly earnings for other businesses and investments, including the Company's renewable energy portfolio, totaled 15 cents during the quarter, nearly doubling the results of the same period of 2006. A favorable tax adjustment, earnings from the Cornhusker Energy Lexington ethanol plant and investments in two wind energy projects all contributed positively to the quarterly results.

      Lant reiterated the Company's belief that annual earnings for its other businesses should total between 40 and 50 cents for 2007, and stated that he now projects that consolidated earnings per share for all business units will total between $2.55 and $2.80.

About CH Energy Group, Inc.

With nearly 470,000 customers, CH Energy Group, Inc. is a family of companies seizing new opportunities in the energy marketplace through two primary subsidiaries: Central Hudson Gas & Electric Corporation is a regulated transmission and distribution utility serving approximately 367,000 customers in eight counties of New York State's Mid-Hudson River Valley, and delivering natural gas and electricity in a 2,600-square-mile service territory that extends from the suburbs of metropolitan New York, City north to the Capital District at Albany. Central Hudson Enterprises Corporation, a non-regulated subsidiary, is the umbrella for a family of energy-related companies and investments focused primarily on fuel distribution and renewable energy. Griffith Energy Service's fuel distribution business supplies energy products and services to more than 100,000 customers in nine states, stretching from Rhode Island to the Washington, D.C. area. CHEC also has interests in a Lexington, Neb., ethanol plant, two wind power projects, and a biomass plant in upstate New York.

Conference Call: Mr. Lant will conduct a conference call with investors to review financial results at 2:00 p.m. (ET) today, April 27, 2007. Dial-in:
1-888-428-4480; Conference Name "CH Energy Group." Supplemental materials will be posted to the Company's Web site at www.CHEnergyGroup.com to assist participants in following the Conference Call presentation. A digitized replay of the call will be available from 7:15 p.m. (ET) on April 27, 2007, until 11:59 p.m. (ET) on May 4, 2007, by dialing 1-800-475-6701 and entering access code #870500. In addition, the call will be webcast live in listen-only mode and available for replay for approximately 30 days within the Investor Relations section of the Company's Web site at www.CHEnergyGroup.com

Forward-Looking Statements

      Statements included in this news release, including documents incorporated by reference that are not historical in nature, are intended to be, and are hereby identified as, "forward-looking statements" for purposes of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements may be identified by words including "anticipates," "believes," "projects," "intends," "estimates," "expects," "plans," "assumes," "seeds," and similar expressions. Forward-looking statements including, without limitation, those relating to CH Energy Group, Inc. and its subsidiaries' future business prospects, revenues, proceeds, working capital, liquidity, income and margins, are subject to certain risks and uncertainties that could cause actual results to differ materially from those indicated in the forward-0looking statements, due to several important factors including those identified from time to time in the forward-looking statements. Those factors include, but are not limited to: weather; energy supply and demand; fuel prices; interest rates; potential future acquisitions; developments in the legislative, regulatory and competitive environment; market risks; electric and gas industry restructuring and cost recovery; the ability to obtain adequate and timely rate relief; changes in fuel supply or costs; the success of strategies to satisfy electricity requirements now that Central Hudson's major electric generation assets have been sold; future market prices for energy, capacity, and ancillary services; the outcome of pending litigation and certain environmental matters, particularly the status of inactive hazardous waste disposal sites and waste site remediation requirements; and certain presently unknown or unforeseen factors, including, but not limited to, acts of terrorism. CH Energy Group, Inc. and its subsidiaries undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Given these uncertainties, undue reliance should not be placed on the forward-looking statements.

                              CH ENERGY GROUP, INC.
                        CONSOLIDATED STATEMENT OF INCOME

                                                                  (Unaudited)
                                                                3 Months Ended
                                                                   March 31,
                                                             ----------------------
                                                                2007         2006
                                                             ---------    ---------
                                                             (Thousands of Dollars)
Operating Revenues
  Electric                                                   $ 151,675    $ 136,047
  Natural Gas                                                   64,191       70,809
  Competitive Business Subsidiaries                            127,512      110,375
                                                             ---------    ---------
    Total Operating Revenues                                   343,378      317,231
                                                             ---------    ---------

Operating Expenses
  Operations - Purchased Electricity and Fuel Used in
            Electric Generation, Purchased Natural Gas,
            and Purchased Petroleum                            231,932      222,425
  Other Expenses of Operation - Regulated Activities            37,649       28,495
  Other Expenses of Operation - Comp. Bus. Subsidiaries         18,792       15,670
  Depreciation and Amortization                                  9,105        8,952
  Taxes, Other Than Income Tax                                   8,488        7,604
                                                             ---------    ---------
    Total Operating Expenses                                   305,966      283,146
                                                             ---------    ---------

Operating Income                                                37,412       34,085
                                                             ---------    ---------

Other Income and Deductions
  Income from unconsolidated affiliates                          1,195          190
  Interest and Investment Income                                 2,227        2,737
  Other - Net                                                     (583)        (720)
                                                             ---------    ---------
    Total Other Income and Deductions                            2,839        2,207
                                                             ---------    ---------

Interest Charges
  Interest on Debt                                               4,492        3,953
  Other Interest                                                   949        1,038
                                                             ---------    ---------
    Total Interest Charges                                       5,441        4,991
                                                             ---------    ---------

Income Before Income Taxes and
  Preferred Dividends of Subsidiary and Minority Interest       34,810       31,301

  Income Taxes                                                  12,963       12,759

  Minority Interest                                                (93)           0
                                                             ---------    ---------

Income Before Preferred Dividends of Subsidiary                 21,940       18,542

  Cumulative Preferred Stock Dividends of Subsidiary               242          242
                                                             ---------    ---------

Net Income                                                      21,698       18,300

Dividends Declared on Common Stock                               8,511        8,511
                                                             ---------    ---------

Amount Retained in the Business                              $  13,187    $   9,789
                                                             =========    =========

Avg. Shares of Common Stock Outstanding -  (Basic)  (000s)      15,762       15,762
Avg. Shares of Common Stock Outstanding - (Diluted) (000s)      15,790       15,777

Earnings Per Share -  (Basic)                                $    1.38    $    1.16
Earnings Per Share - (Diluted)                               $    1.37    $    1.16

Dividends Declared Per Share                                 $    0.54    $    0.54

                                CH ENERGY GROUP, INC.
                              CONSOLIDATED BALANCE SHEET

                                                             March 31,   December 31,
                                                             2007 (1)      2006 (2)
                                                            ----------   ------------
                        ASSETS                               (Thousands of Dollars)
UTILITY PLANT
  Utility Plant                                             $ 1,129,772    $ 1,120,551
    Less Accumulated Depreciation                               351,477        344,540
                                                            -----------    -----------

                                                                778,295        776,011
  Construction Work in Progress                                  59,208         51,041
                                                            -----------    -----------

  Net Utility Plant                                             837,503        827,052
                                                            -----------    -----------

OTHER PROPERTY AND PLANT & EQUIPMENT                             33,917         33,822
                                                            -----------    -----------

CURRENT ASSETS
  Cash and Cash Equivalents                                      22,654         24,121
  Short-term Investments - available-for-sale securities         30,549         42,611
  Accounts Receivable from Customers                            115,371         80,862
  Materials & Supplies                                           21,890         27,930
  Regulatory Assets                                              34,149         31,332
  Special Deposits and Prepayments                               26,605         34,899
  Accumulated Deferred Income Tax - Net                           4,201          5,875
  Other                                                          17,227         17,478
                                                            -----------    -----------

                                                                272,646        265,108
                                                            -----------    -----------

DEFERRED CHARGES AND OTHER ASSETS                               338,095        334,550
                                                            -----------    -----------

      TOTAL                                                 $ 1,482,161    $ 1,460,532
                                                            ===========    ===========

    CAPITALIZATION and LIABILITIES

CAPITALIZATION
  Common Equity (3)                                         $   526,565    $   512,862
  Cumulative Preferred Stock:
    Not subject to mandatory redemption                          21,027         21,027
  Long-term Debt                                                370,889        337,889
                                                            -----------    -----------

                                                                918,481        871,778
                                                            -----------    -----------

CURRENT LIABILITIES
  Current Maturities of Long-Term Debt                               --         33,000
  Notes Payable                                                  43,000         13,000
  Accounts Payable                                               33,872         41,840
  Accrued Interest                                                2,512          5,645
  Dividends Payable                                               8,754          8,754
  Accrued Taxes Payable                                           7,104             --
  Regulatory Liabilities                                         18,612         21,651
  Fair Value of Derivative Instruments                              209          3,582
  Other                                                          47,909         62,616
                                                            -----------    -----------

                                                                161,972        190,088
                                                            -----------    -----------

DEFERRED CREDITS AND OTHER LIABILITIES                          260,817        258,739
                                                            -----------    -----------

MINORITY INTEREST                                                 1,373          1,481
                                                            -----------    -----------

ACCUMULATED DEFERRED INCOME TAX  (NET)                          139,518        138,446
                                                            -----------    -----------

      TOTAL                                                 $ 1,482,161    $ 1,460,532
                                                            ===========    ===========

(1)   Unaudited

(2) Subject to explanations contained in the Annual Report on Form 10-K of the Company to the SEC for the Year ended December 31, 2006.

(3) Shares outstanding at March 31, 2007 = 15,762,000. Shares outstanding at Dec. 31, 2006 = 15,762,000.

                              CH ENERGY GROUP, INC.
                          EARNINGS PER SHARE BY SEGMENT

                                                               -----------------
Earnings per Share (basic)                                       3 Months Ended
                                                                    March 31,
                                                               -----------------
                                                                2007       2006
                                                               -----------------
Central Hudson - Electric                                      $ 0.48     $ 0.41
Central Hudson - Natural Gas                                   $ 0.35     $ 0.40

Griffith                                                       $ 0.40     $ 0.27

Other Businesses and Investments                               $ 0.15     $ 0.08

                                                               -----------------
Consolidated CH Energy Group                                   $ 1.38     $ 1.16
                                                               =================

                                                               -----------------
Earnings per Share (diluted)                                   $ 1.37     $ 1.16
                                                               =================